UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2026

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on June 30, 2025, Wolfspeed, Inc. (“Wolfspeed”) and its wholly owned subsidiary, Wolfspeed Texas LLC (together with Wolfspeed, the “Company”), filed voluntary petitions commencing cases (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) to implement a prepackaged chapter 11 plan of reorganization (the “Plan”). On September 29, 2025 (the “Plan Effective Date”), the Company emerged from the Chapter 11 Cases.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

On January 29, 2026, the Committee on Foreign Investment in the United States (“CFIUS”) formally cleared Wolfspeed’s issuance of equity to Renesas Electronics America Inc. (“Renesas”). The receipt of CFIUS clearance satisfies the remaining condition to the Company’s Court-approved prepackaged restructuring.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Plan, on January 29, 2026, because all Regulatory Approvals, including CFIUS clearance, were received prior to the Regulatory Trigger Deadline, Wolfspeed issued 16,852,372 shares of common stock, par value $0.00125 per share (“Common Stock”), of Wolfspeed to Renesas. Additionally, holders of common stock of Wolfspeed immediately prior to the Plan Effective Date will receive their pro rata portion of 871,287 shares of Common Stock.

The issuance of the shares of Common Stock to Renesas and the holders of common stock of Wolfspeed immediately prior to the Plan Effective Date is and will be exempt, as the case may be, from registration under the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Investor Rights and Disposition Agreement, dated September 29, 2025, between Wolfspeed and Renesas, and the Plan, on January 30, 2026, Wolfspeed appointed Aris Bolisay, as Renesas’s designee, to the board of directors of Wolfspeed upon receipt of all Regulatory Approvals, effective February 2, 2026.

Mr. Bolisay is eligible to participate in the 2025 Management Incentive Compensation Plan and is expected to enter into Wolfspeed’s standard indemnification agreement for directors and officers.

Mr. Bolisay does not have any family relationship with any director or executive officer of Wolfspeed. There is no relationship between Mr. Bolisay and Wolfspeed that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events

On January 30, 2026, Wolfspeed issued a press release announcing that CFIUS formally cleared Wolfspeed’s issuance of equity to Renesas in connection with the Court-approved prepackaged restructuring. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, upon receipt of CFIUS clearance, the warrant to purchase an aggregate of 4,943,555 shares of Common Stock issued to Renesas on the Plan Effective Date became exercisable and the 2.5% Convertible Second-Lien Senior Secured Notes due 2031 issued to Renesas on the Plan Effective Date became convertible.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated January 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett Senior Vice President and General Counsel

Date: January 30, 2026